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                                                                   EXHIBIT 10.40


THIS SPECIMEN NON-QUALIFIED DEFERRED COMPENSATION PLAN DOCUMENT IS PROVIDED BY DIVERSIFIED SOLELY FOR THE GUIDANCE OF THE EMPLOYER AND ITS COUNSEL. DIVERSIFIED IS PROHIBITED FROM GIVING LEGAL ADVICE AND THEREFORE CAN GIVE NO ASSURANCES THAT ANY EMPLOYER'S NON-QUALIFIED DEFERRED COMPENSATION ARRANGEMENTS WILL MEET ALL APPLICABLE INTERNAL REVENUE SERVICE (IRS) AND DEPARTMENT OF LABOR (DOL) REQUIREMENTS. PARTICULAR ATTENTION SHOULD BE PAID TO THE COMPOSITION OF THE GROUP OF EMPLOYEES ELIGIBLE TO PARTICIPATE IN THE NON-QUALIFIED DEFERRED COMPENSATION ARRANGEMENT.

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                                TABLE OF CONTENTS

Article 1.    Introduction
Article 2.    Definitions
Article 3.    Plan Specifications
Article 4.    Loans and Hardship Withdrawals
Article 5.    Plan Investment
Article 6.    Beneficiary
Article 7.    Vesting and Forfeitures
Article 8.    Benefits
Article 9.    Administration
Article 10.   Miscellaneous

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                            ARTICLE 1. - INTRODUCTION

Whereas, the Employer wishes to establish a supplementary retirement plan to provide deferred compensation for a select group of management as chosen by the Employer effective January 1, 1997, and

Whereas, the Employer, who has determined pursuant to the laws of the Employer's state, may establish such a Plan;

Whereas, the Employer wishes to provide that the Plan to be established under this Agreement shall be called The Chase Corporation Non-Qualified Retirement Savings Plan for the Board of Directors, and

Whereas, the Employer wishes to provide under the Plan for the payment of vested accrued benefits to the Participants and their beneficiary or beneficiaries, and

Whereas, the Employer wishes to provide under the Plan that the Employer shall pay the entire cost of vested accrued benefits from its general assets and set aside contributions by the Employer to meet its obligations under the Plan, and

Whereas, the Employer intends that the assets of the Plan shall at all times be subject to the claims of the general creditors of the Employer,

Now therefore, the Employer does hereby establish the Plan as follows, and does also hereby agree that the Plan shall be structured, held and disposed of as follows:

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                            ARTICLE 2. - DEFINITIONS

"Age" means age at nearest birthday.

"Beneficiary" means the beneficiary or beneficiaries designated by the Participant in the Beneficiary Designation Form who are to receive any distributions payable upon the death of the Participant.

"Board" means the Employer's Board of Directors.

"Beneficiary Designation Form" means the form signed by the Participant which specifies the Participant's Beneficiary.

"Compensation" means the amount payable for all Board of Director fees for services rendered to the Employer, that is reportable to the Federal Government for the purpose of withholding Federal income taxes, or which would be reportable if it were not deferred by the Eligible Employee under this Plan.

"Deferred Compensation" means the amount of Compensation that the Participant elects to defer under the Enrollment Agreement and that the Participant and the Employer mutually agree shall be deferred in accordance with the Plan and/or the amount of any contributions made by the Employer on behalf of the Participant.

"Disability" means a Participant's total and permanent disability as a result of disease or bodily injury so as to render the Participant incapable of engaging in any substantial gainful activity by reason of any medically determinable physical or mental impairment or impairments that can be expected to result in death or that have lasted or can be expected to last for a continuous period of not less than twelve (12) months, provided that the Participant is eligible for and receives disability benefits under the Social Security Act.

"Effective Date" means January 1, 1997. "Eligible

Member" means a member of the Board.

"Employer" means The Chase Corporation and any succeeding or continuing corporation.

"Enrollment Agreement" means the agreement entered into by a Participant which specifies the amount of Deferred Compensation, the Participant's Beneficiary and the Participant' election of form of payment on Termination of Employment.

"Entry Date" means the first day of the month each year.

"Hardship Withdrawal" A withdrawal is on account of hardship if it is due to an unforeseen emergency which creates a hardship and which occurs prior to the Participant's commencement of benefits. An unforeseen emergency is defined as
(1) a severe financial

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hardship to the Participant, or (2) loss of the Participant's or beneficiary's property due to casualty, or (3) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant or beneficiary.

Payment may not be made to the extent that such hardship is or may be relieved
(1) through reimbursement or compensation by insurance or otherwise, (2) by liquidation of the Participant's assets to the extent the liquidation of these assets would not itself cause severe financial hardship or (3) cessation of deferrals under the Plan.

"Participant" shall mean any Eligible Member who has elected to participate in the Plan by entering into an Enrollment Agreement.

"Participant's Account" The individual account maintained for a Participant by the insurance company under the group contract in accordance with the terms of the group contract(s) and the Plan.

"Plan Year" The first Plan Year is the period beginning on the Effective Date and ending on December 31, 1997. A Plan Year other than the first Plan Year is the 12 consecutive month period beginning on January 1st, a Plan Anniversary, and ending on the next following December 31st.

"Termination of a Board Member" shall mean the date the individual is no longer a Member of the Board of Directors of the Employer.

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                        ARTICLE 3. - PLAN SPECIFICATIONS

Each Eligible Employee shall be eligible to participate in the Plan on the first Entry Date coinciding with or next following the date on which he becomes an Eligible Member.

An Eligible Employee may enroll and become a Participant by executing an Enrollment Agreement in each calendar year preceding the calendar year in which deferral of compensation is to commence. However, during the first Plan Year, an Eligible Employee may enroll and become a Participant within 30 days after the Plan is effective. In the first year an employee first becomes an Eligible Member, the Eligible Member may enroll and become a Participant within 30 days after the date the employee becomes an Eligible Member.

The Participant shall specify in his Enrollment Agreement the amount of Compensation to be deferred (from 1% to 100% of his Compensation) under the Plan.

Any salary deferrals made by an Eligible Member under this Plan shall be held as an asset of the Employer.

The Participant may terminate his Enrollment Agreement at any time and be restored to full Compensation. The Participant may change his Enrollment Agreement by written notice of such change, prior to the calendar year in which such change is to be effective. An election to defer Compensation under this Plan, or to change the amount of Deferred Compensation, shall apply only to Compensation earned after such election.

The Employer has the power to establish rules and from time to time to modify or change such rules governing the manner and method by which salary deferral contributions may be changed or discontinued temporarily or permanently.

A Participant's Enrollment Agreement shall remain in effect unless previously modified or terminated as herein permitted until the Participant's Termination as a Board Member.

All salary deferral contributions shall be authorized by the Participant in writing, deducted from the Participant's compensation without reduction for any taxes or withholding (except to the extent required by law or the regulations) and paid over to the Plan by the Employer.

Contributions made to the Plan on behalf of a Participant shall include salary deferral contributions.

The salary deferral contributions, made under the Plan on behalf of each Participant shall be credited to the Participant's Account. The Account consists of the aggregate of all records maintained by the Employer for purposes of determining the Participant's interest in the Plan.

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                   ARTICLE 4. - LOANS AND HARDSHIP WITHDRAWALS

4.1 There are no loans available under this Plan; however, a Participant may make a Hardship Withdrawal, as defined in Article 2, from the Plan.

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                          ARTICLE 5. - PLAN INVESTMENT

5.1 All contributions will be invested under a Group Annuity Contract or Contracts issued to the Employer by the AUSA Life Insurance Company, Inc. ("AUSA") under which Participant Accounts will be established for each Participant.

5.2 All amounts under this Plan, including all investments purchased with such amounts and all income attributable thereto, shall remain (until made available to the Participant or Beneficiary) solely the property of the Employer (without being restricted to the provision of benefits under the Plan) subject to the claims of the Employer's general creditors. No Participant or Beneficiary shall have any secured or beneficial interest in any property, rights or investments held by the Employer in connection with the Plan.

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                            ARTICLE 6. - BENEFICIARY

6.1 The Participant's Beneficiary Designation Form shall designate the Beneficiary or Beneficiaries who are to receive distributions in the event of the Participant's death. If the Participant has not properly designated a Beneficiary, or if for any reason such designation shall not be legally effective, or if said designated Beneficiary or Beneficiaries shall predecease the Participant, then the Participant's estate shall be treated as the Beneficiary. A Participant may change his Beneficiary designation at any time by amending his Beneficiary Designation Form.

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                      ARTICLE 7. - VESTING AND FORFEITURES

7.1 The value of that portion of Participant's Account which consists of salary deferral contributions shall be fully vested at all times subject, however, to the reach of the Employer's creditors in the event of insolvency.

7.2 When the Participant resigns as a Board Member and payment is not deferred, the amount of the payment shall be based on the value of the Participant's Account plus any contributions subsequently credited to such Account and less any distributions subsequently made from the Account.

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                              ARTICLE 8. - BENEFITS

8.1  The Participant or Beneficiary shall elect the payment option described in
     8.3 below under which distribution will be made following his Termination as a Board Member. Payment of benefits will begin on the first day of the first month that is at least 60 days after his Termination as a Board Member provided that in no case will payment of benefits begin later than 60 days after the close of the Plan Year in which the Participant is no longer an Eligible Member. Any such election or change of election must be made in writing.

8.2 Benefits are immediately payable upon the Participant's death or Disability under one of the payment options described in Article 8.3. Death benefits must be paid to the Beneficiary designated by the Participant in the Beneficiary Designation Form.

8.3 As elected under 8.1 or 8.2 and subject to 8.4 below, distributions may be made under one or more of the following payment options:

          (a)  in a lump-sum cash payment; or

          (b) in substantially equal annual payments over a period of years not to exceed the life expectancy of the Participant or the joint life expectancies of the Participant and the Participant's spouse; or

          (c)  any installment payout agreed to in writing by the Employer.

8.4 A Participant may change his form of payment at any time prior to the commencement of distributions by providing written instructions to the Employer; except that a change in the form of payment from (a) to (b) or
     (c) above will not be effective unless made at least one year prior to the Participant's Termination as a Board Member or death, whichever occurs earlier.

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                           ARTICLE 9. - ADMINISTRATION

9.1 ADMINISTRATOR. The Employer shall be the Administrator of the Plan. Administrative concerns of the Plan include, but are not limited to, the enrollment of Eligible Members as Participants, the maintenance of all records, and the distribution of benefits to Participants.

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                           ARTICLE 10. - MISCELLANEOUS

10.1 AMENDMENT OF PLAN. The Employer reserves the right to amend any provisions of the Plan at any time to the extent that it may deem advisable without the consent of the Participant or any Beneficiary provided that no such amendment shall impair the rights of Participants or Beneficiaries with respect to Compensation deferred before such amendment.

10.2 TERMINATION OF PLAN, The Employer reserves the right to terminate the Plan at any time. Upon termination of the Plan, the Participant's full Compensation on a non-deferred basis will be thereupon restored. Distribution of any benefits to Participants may only commence upon the occurrence of any of the specified events as provided in Article 8 except as stated in the following sentence. If the Plan, which was designed and intended to be a Top-Hat Plan is deemed not to be a Top-Hat Plan, it will be terminated and contributions will be distributed to Participants in the Plan.

10.3 PLAN ADMINISTRATOR TO ESTABLISH RULES. The Employer may at any time make rules as it determines necessary regarding the administration of the Plan.

10.4 The Employer may, from time to time, hire outside consultants, accountants, actuaries, legal counsel, or recordkeepers to perform such tasks as the Employer may from time to time determine.

10.5 In the event that any Participants are found to be ineligible, that is, not members of a select group of highly compensated employees, according to a determination made by the Department of Labor, the Employer will take whatever steps it deems necessary, in its sole discretion, to equitably protect the interests of the affected Participants.

10.6 No benefits under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge or encumbrance. The provisions of this Plan shall be binding upon and inure to the benefit of the Employer and Participants and their respective successors, heirs, personal representatives, executors, administrators, and legatees.

     The vested Account balance of a Participant shall be paid from the Plan only to the extent the Employer is not at the time of payment insolvent. Any vested accrued benefits under the Plan represent an unfunded, unsecured promise by the Employer to pay these benefits to the Participants when due. A Participant has no greater right to Plan assets than the general creditors of the Employer in the event that the Employer shall become insolvent. Plan assets can be used to pay only vested accrued benefits under the Plan or the claims of the Employer's general creditors.

                                       12
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10.7 This Plan and the Enrollment Agreement, and any subsequently adopted amendment thereof, shall constitute the total agreement or contract between the Employer and the Participant regarding the Plan. No oral statement regarding the Plan may be relied upon by the Participant.

10.8 This Plan shall be construed under the laws of the State of Massachusetts.

IN WITNESS WHEREOF, The Chase Corporation has caused this Plan to be executed by its duly authorized officers this 30th

day of              June    , 1997


IN PRESENCE OF:

/s/ Everett Chadwick                   By:         /s/ Peter R. Chase
------------------------------------        ------------------------------------

     Everett Chadwick                              Peter R. Chase
--------------------------------------------------------------------------------

     Treasurer & CFO                               President & CEO
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                 DIRECTIONS FOR ALTERNATIVE METHOD OF COMPLIANCE

                          FOR TOP HAT PLANS FOR THE DOL

Department of Labor (DOL) regulations (DOL Reg. 2520.104-23) provide for an alternative method of compliance with the reporting and disclosure requirements of Title I of ERISA for "top hat" plans. The plan administrator of the "top hat" plan must make a one-time filing with the DOL providing certain information and, also, he must provide the DOL with plan documents IF SO REQUESTED.

Attached for your information is a specimen letter which can be used as a guide to fulfill these requirements. Please note the following:

     (a)  The filing should be made and signed by the plan's administrator.

     (b) The plan administrator should enumerate the number of all such plans maintained by the employer, I.E., all "top hat" plans maintained, and the number of employees in each.

     (c)  The filing should be made within 120 days of the plan's being adopted.

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________________________

Top Hat Plan Exemption
Pension and Welfare Benefits Administration
Room N-5644
U.S. Department of Labor
200 Constitution Avenue, NW
Washington, D.C. 20210

Dear Sir:

The purpose of this filing is to comply with the reporting and disclosure requirements of Part I of Title I of ERISA with respect to an unfunded or insured pension plan maintained for a select group of management or highly compensated employees. This filing is intended to comply with DOL Reg. 2520.104-23.

Plan Name: Chase Corporation Non-Qualified Retirement Savings Plan for Board of Directors is maintained by

Employer's Name:                   Chase Corporation

Full Address:             50 Braintree Hill Park, Suite 220

                          Braintree, MA 02184

The Employer identification number (EIN) assigned by the Internal Revenue Service is

11-1797126

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The plan(s) is maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees. The number of deferred compensation plans maintained by the employer is ___________________________________________________ in which there are
________________________ participating employees. In accordance with Section 104(a)(1) of ERISA, the employer will provide Plan documents to the Secretary of Labor upon request.

Sincerely,


----------------------------
   (Name of Plan Administrator)

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"By countersigning this letter, I acknowledge that I have read it and understand it, and I agree to its terms. The approval of the Massachusetts Insurance Department is required. If, after any such required Insurance Department filing and approval, the contract is not executed within 90 days of the contract issuance date, it is agreed that the Plan funds invested pursuant to this Authorization letter (along with any earnings thereon but less any expenses authorized by the contract form) will be returned to the Employer.

If the Contract is disapproved by the Insurance Department concerned, I agree that those funds in the Stable Fund and/or Government Fixed Fund (including any earnings thereon but less any expenses that were previously deducted) will be returned to, or as directed by, the proposed Contractholder. However, any unrecovered expenses will not be deducted."

Execution by Proposed Contractholder:


BY:     /s/ [ILLEGIBLE]
        ------------------------
        (Signature)

          President & CEO
        ------------------------

          Dec.31, 1996
        ------------------------